Exhibit 10.6

EXECUTION COPY

SIXTH AMENDMENT

To Loan Agreement

Dated as of May 19, 2009

by and among

PASSIVE ASSET TRANSACTIONS, LLC,

as Borrower,

RFC ASSET HOLDINGS II, LLC,

as Borrower,

RESIDENTIAL FUNDING COMPANY, LLC,

as Guarantor,

GMAC MORTGAGE, LLC,

as Guarantor,

RESIDENTIAL CAPITAL, LLC

as Guarantor,

Certain Affiliates of the Borrowers and Guarantors

party hereto as Obligors,

GMAC LLC,

as Initial Lender and as Lender Agent

and

Certain Other Financial Institutions and Persons from

time to time party hereto as Lenders

This SIXTH AMENDMENT (this “Agreement”) dated as of May 19, 2009 (the “Amendment Effective Date”), is by and among Passive Asset Transactions, LLC, a Delaware limited liability company (“PATI”), RFC Asset Holdings II, LLC, a Delaware limited liability company (“RAHI” and, together with PATI, each a “Borrower” and collectively, the “Borrowers”), Residential Funding Company, LLC, a Delaware limited liability company (“RFC”), Residential Capital, LLC, a Delaware limited liability company (“ResCap”), GMAC Mortgage, LLC, a Delaware limited liability company (“GMAC Mortgage”, and together with RFC and ResCap, each a “Guarantor” and collectively, the “Guarantors”), the various other parties signatory hereto as obligors (the “Obligors”) GMAC LLC, a Delaware limited liability company (the “Initial Lender”), the financial institutions and other Persons that are or may from time to time become parties hereto as Lenders (together with the Initial Lender and their respective successors and assigns, each a “Lender” and collectively, the “Lenders”) and GMAC LLC, a Delaware limited liability company, as agent for the Lenders (in such capacity together with its successors and assigns in such capacity, the “Lender Agent”).

Reference is hereby made to the Loan Agreement, dated as of November 20, 2008 among the Borrowers, the Guarantors, the Lenders and the Lender Agent (as amended and modified through the date hereof, the “Loan Agreement”).

RECITALS

1. Each of the parties hereto is a party to the Loan Agreement.

2. The parties hereto desire to make certain amendments to the Loan Agreement.

3. Each of the parties hereto, by its signature hereto, hereby acknowledges, consents and agrees to the matters set forth herein.

4. In consideration of the premises and mutual agreements herein contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

SECTION 1.1 Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Loan Agreement.

ARTICLE II

AMENDMENTS TO THE LOAN AGREEMENT

SECTION 2.1 Amendments to the Loan Agreement. Each of the parties hereto hereby consents and agrees that the Loan Agreement shall be amended as of the Amendment Effective Date as follows:

(a) Section 2.04(b) of the Loan Agreement is hereby amended and restated to read as follows:

“(b) After the Initial Funding Date, the Borrowers shall deliver to the Lender Agent an updated Monthly Collateral Report no less frequently than once per calendar month and no later than the eleventh Business Day of each calendar month (commencing with December 2008). In addition, on each REO Supplement Date (commencing with June, 2009) the Borrowers shall deliver to the Lender an REO Supplemental Report. For purposes of preparing each Collateral Value Report, the Borrowers shall calculate the Collateral Value of the Qualifying Collateral in accordance with Schedule 2.04.”

Sixth Amendment to Loan Agreement

(b) Section 2.04(c) of the Loan Agreement is hereby amended by replacing “the Flume No. 8 Note” in the first sentence of Section 2.04(c) with “a European Note”.

(c) Section 2.08(d) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“[Reserved.]”

(d) Section 4.01 of the Loan Agreement is hereby amended by deleting the phrase “(other than Collections with respect to the Flume 8 Note and the related Supporting Assets)” from the first sentence of Section 4.01.

(e) Section 4.02 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Section 4.02. Collections with Respect to European Collateral. The Borrowers shall cause to be established the European SPV Accounts. Any Collections with respect to the Supporting Assets for a European Note shall be deposited in the applicable European SPV Accounts in accordance with the terms of the applicable European Security Documents. Any Collections with respect to a European Note shall be deposited by the Obligors in a Collection Account no later than the Applicable Deposit Date; it being understood that the Obligors may deposit such Collections in the applicable European Hedging Account prior to deposit in a Collection Account on or prior to the Applicable Deposit Date.”

(f) Section 7.01(m) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(m) Custodial Procedures. On or before the Custodial Transfer Date, the Borrowers and Obligors will enter into one or more custody agreements (as the same may be amended, supplemented, modified or restated from time to time, the “Custody Agreements”) governing the custody of certain documentation for Collateral consisting of US Mortgage Loans, in form and substance satisfactory to the Lender Agent, which Custody Agreements shall appoint Wells Fargo Bank National Association and Ally Bank as custodians. The Obligors will use commercially reasonable efforts to cause such custodians to have obtained and verified their possession of all notes, and other documents described in the Custody Agreements as being deliverable to such custodians no later than August 19, 2009, and any US Mortgage Loans for which

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the applicable custodian has not verified possession of the related Mortgage Note by August 20, 2009 shall no longer constitute Eligible Assets after such applicable date unless otherwise agreed in writing by the Lender Agent. The Obligors and the Lender shall discuss in good faith how the items included on each custodian’s exception report shall be addressed prior to September 2, 2009. It is understood and agreed that the Lender Agent may adjust the Specified Percentage of all or a portion of the US Mortgage Loans in response to the exceptions described therein.”

(g) Section 7.01(q) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(q) No later than May 29, 2009, the Obligors and Lender Agent shall agree upon a structure to protect the Lender Agent’s and the Omnibus Agent’s interest in REO Property resulting from the foreclosure of US Mortgage Loans. It is understood and agreed that the Lender Agent may, based on the structure agreed upon or the failure to agree upon a structure, adjust the Specified Percentage for all or a portion of the US Mortgage Loans.”

(h) Section 7.01(v) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(v) Instructions under Flume No. 8 Agreements and GX II Agreements. ResCap shall, at the specific written direction of the Lender Agent, give (or refrain from giving) any instructions permitted to be given under the European Security Documents.”

(i) The first sentence of Section 7.01(w) of the Loan Agreement is hereby replaced in its entirety with the following:

“The Obligors shall provide not less than the Specified Days prior written notice to the Lender Agent of any proposed Approved Additional Collateral which they request to be added to the Collateral, and shall deliver such documents, agreements, schedules and other information as the Lender Agent shall request in connection with any such proposed Approved Additional Collateral including, without limitation, all information with respect to any equity in joint ventures or other Assets acquired by Equity Investment I. The Lender Agent shall act in good faith to discuss any such request from the Obligors.

If any proposed Approved Additional Collateral consists of US Mortgage Loans, the Obligors shall deliver to the Lender Agent a schedule of the proposed Approved Additional Collateral, which schedule shall include loan data, with the same detail and in the same format, as the data file delivered to the Lender Agent in connection with the first Group A Loans included in the Collateral (or such other data, detail or format as the Lender Agent and the Obligors shall mutually agree), and in any event sufficient data to identify each Mortgage Loan thereon and shall include both (i) US Mortgage Loans proposed to be added to the Group A Loans and the Group B Loans and (ii) Group A Loans and Group B Loans

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included in the Collateral at the time such schedule is delivered. In connection with the delivery of the Collateral Addition Designation Notice, the Obligors shall (i) deliver a Mortgage Schedule to the Lender Agent and the Omnibus Agent and a final data file in the same format and containing the same information as the original data file, but containing only those loans included on the Mortgage Schedule and those US Mortgage Loans included in the Collateral at the time such Mortgage Schedule is delivered, (ii) prepare and file a UCC-3 financing statement adding a description of the Mortgage Schedule to the financing statements outstanding at such time, which shall be in form and substance acceptable to the Lender Agent and its counsel and (iii) deliver any lien releases and related UCC-3 financing statements required to release any outstanding liens on such Mortgage Loans, which shall be in form and substance acceptable to the Lender Agent and its counsel. Each Obligor shall promptly mark its books and records to indicate that all Mortgage Loans included on a Mortgage Schedule have been pledged to the Lender Agent for so long as such Mortgage Loan constitutes Collateral.”

(j) Section 7.02(k) of the Loan Agreement is hereby amended and restated as follows:

“(k) consummate a Collateral Disposition unless (i) the related Collateral Disposition Proceeds are deposited as Collections in accordance with Article IV, (ii) the Lender Agent shall have consented to such Collateral Disposition unless such Collateral Disposition consists of (A) the Transfer of whole Mortgage Loans in the ordinary course of business and the Collateral Disposition Proceeds resulting from such Transfer (or a related series of Transfers) is less than $20,000,000, or (B) the Transfer of First Savings Mortgage Loans to First Savings Mortgage Corporation pursuant to the First Savings Repurchase Agreement, and (iii) except for a Collateral Disposition of whole Mortgage Loans securing Eligible Warehouse Loans, the Collateral Disposition Proceeds deposited as provided in clause (i) above represents the fair market value of such the Assets Transferred.”

(k) Section 7.02(q) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(q) without the prior written consent of the Lender Agent, terminate the administrator under the European Security Documents or take any other action under the European Security Documents which could reasonably be expected to adversely affect the Lender or the Lender Agent or the value of the related European Note, provided, however, that this Section shall not apply to automatic termination of the administrator under the applicable agreements;”

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(l) Section 12.11(b) if the Loan Agreement is hereby amended and restated to read as follows:

“(b) No Collateral shall be released from the security interest created by the Security Agreement without the prior written consent of the Lender Agent; provided that (a) if whole Mortgage Loans are Transferred in the ordinary course of an Obligor’s business and the Collateral Disposition Proceeds in respect of such Transfer (or a related series of Transfers) is less than $20,000,000, or (b) if First Savings Mortgage Loans are Transferred to First Savings Mortgage Corporation pursuant to the First Savings Repurchase Agreement, then the Lien on such Collateral shall be released automatically concurrently with such Transfer in accordance with the Security Agreement and any related Collateral Addition Designation Notice.”

(m) Section 13.05 of the Loan Agreement is hereby amended by amending and replacing the second sentence of Section 13.05 in its entirety to read as follows:

“EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY OF MANHATTAN OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION.”

SECTION 2.2 Amendments to Definitions. Each of the parties hereto hereby consents and agrees that Schedule 1.01 to the Loan Agreement shall be amended as of the Amendment Effective Date as follows:

(a) Each of the following definitions in Schedule 1.01 to the Loan Agreement is hereby amended and restated in full to read as follows:

“Applicable Deposit Date” means:

(i) in the case of any Collateral Disposition Proceeds or other Collections relating to a European Note:

(a) one (1) Business Day after such funds are received in relation to a European Note if such Collateral Disposition Proceeds or other Collections exceed $100,000,000;

(b) in all other cases relating to Collateral Disposition Proceeds, not later than five Business Days after the earlier of (I) the next monthly Distribution Date or Redemption Date (as defined in the Flume No. 8 Security Documents) with respect to Collateral Dispositions relating to the Flume No. 8 Note or the Note Payment Date (as defined in the GX II Security Documents) with respect to Collateral Dispositions relating to the GX II Note

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or (II) the date the amount of Collateral Disposition Proceeds on deposit in (1) the applicable accounts relating to the English SPE exceeds £5,000,000 in the aggregate or (2) the applicable accounts relating to the GX II SPE exceeds EUR5,000,000 in the aggregate, as applicable; and

(c) in all other cases relating to Collections, not later than five Business Days after the next monthly Distribution Date (as defined in the Flume No. 8 Security Documents) with respect to Collections relating to the Flume No. 8 Note or the Note Payment Date (as defined in the GX II Security Documents) with respect to Collections (excluding Collateral Disposition Proceeds) relating to the GX II Note.”

(ii) in the case of Scheduled Collections on US Mortgage Loans, twenty calendar days after the month in which such Scheduled Collections were received by the related servicer; and

(iii) in the case of any Collateral Disposition Proceeds or other Collections relating to an Asset (other than as described in clause (i) or (ii) above), (a) the day such funds are received by an Obligor if such Collateral Disposition Proceeds or other Collections exceed $100,000,000 or (b) in all other cases, three Business Days after such funds are received by an Obligor; provided that, solely with respect to US Mortgage Loans, prior to June 18, 2009 the Obligors shall only be required to use commercially reasonable efforts to remit Collateral Disposition Proceeds in accordance with this clause (iii).”

“Approved Additional Collateral” means (a) Eligible Assets consisting of US Mortgage Loans, (b) Eligible Assets consisting of Incremental Advances, (c) Eligible Assets consisting of an increase in the aggregate outstanding principal balance of a European Note in accordance with the terms of the European Security Documents, (d) Eligible Assets consisting of an increase in the Carrying Value of RFC’s equity interest in Equity Investment I due to its acquisition of Supporting Assets and (e) any other Eligible Assets which have been identified as Eligible Assets in a Collateral Addition Designation Notice.

“Approved Exceptions” means, with respect to an Asset, any irregularity in the documentation, underwriting or origination for such Asset, such irregularity (i) does not make the related Contracts unenforceable and is not reasonably expected to impair the practical realization of benefits intended to be created by such Contracts (determined without giving effect to any indemnification from the related Originator), (ii) has been taken into account by the Obligors in determining the Carrying Value of such Asset in accordance with its usual and customary business practices, and (iii) has been disclosed to the Lender Agent, it being understood and agreed that disclosure may be in the form of discussion between the

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Obligors and the Lender Agent in the context of the Lender Agent’s determination of whether to include such Asset (individually or with a group of Assets) in a Collateral Addition Designation Notice and, if applicable, establishment of a related Specified Percentage (as defined in Schedule 2.04), provided that the Obligors’ description of such irregularity is sufficiently clear and detailed to enable the Lender to reasonably evaluate the risks with respect to such Asset.

“Asset” means (i) a Mortgage Loan, (ii) a Financial Asset Backed Security, (iii) an Eligible Warehouse Loan or a increase in the Collateral Value thereof, (iv) a Flume No. 8 Note or an increase in the Carrying Value thereof due to Flume No. 8 SPE’s acquisition of Supporting Assets, (v) the GSAP Class A-1 Preference Shares and the GSAP Class A-2 Preference Shares, (vi) an Equity Interest in a Financing SPV or an increase in the Carrying Value thereof due to its acquisition of Supporting Assets, (vii) a GX II Note or an increase in the Carrying Value thereof due to GX II SPE’s acquisition of Supporting Assets, (viii) RFC’s equity interest in Equity Investment I or an increase in the Carrying Value thereof due to its acquisition of Supporting Assets, or (ix) any other asset identified as an Asset in a Collateral Addition Designation Notice.

“Collateral Addition Designation Notice” means a notice in writing (which may be electronic) delivered by the Lender Agent at a Borrower’s request with respect to any category or sub-category of Approved Additional Collateral, which notice shall approve or designate a Collateral Addition Date for such Approved Additional Collateral as well as any applicable advance rates, additional eligibility requirements, opinion requirements, or other restrictions, terms or conditions as the Lender Agent may specify in its discretion; it being understood that this Agreement and the other Facility Documents may refer to a category of Collateral prior to the Collateral Addition Date therefor, but that such references will not be given effect until such Collateral Addition Date.

“Collateral Value Report” means a Collateral Value Report, substantially in the form of Exhibit 2.04(a), with additional information on Equity Investment I, US Mortgage Loans and REO Property, substantially in the format provided pursuant to the Senior Debt Facility Documents, as the Lender Agent may reasonably request from time to time, delivered by the Borrowers to the Lender Agent in accordance with Sections 2.04(a)-(b).”

“Custodial Transfer Date” means (i) May 19, 2009 or (ii) such other date as the Borrowers, the Guarantors and the Lender Agent shall agree in writing.

“Eligible Asset” means an Asset which satisfies the following criteria:

(a) such Asset (i) is an Incremental Advance, (ii) is an increase in the aggregate outstanding principal balance of a European Note in accordance with the terms of the applicable European Security Documents with the consent

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of the Lender Agent in its sole discretion in an effective Collateral Addition Designation Notice, (iii) RFC’s equity interest in Equity Investment I and, with the consent of the Lender Agent in its sole discretion in an effective Collateral Addition Designation Notice, an increase in the Carrying Value of such equity interest due to its acquisition of Supporting Assets, (iv) is a US Mortgage Loan listed on a Mortgage Schedule in accordance with Section 7.01(w) and designated as an Eligible Asset in a Collateral Addition Designation Notice, or (v) is otherwise specified as an Eligible Asset with the consent of the Lender Agent in its sole discretion in an effective Collateral Addition Designation Notice;

(b) such Asset is owned by a Borrower or a Guarantor; and

(c) such Asset satisfies the Eligibility Requirements.

“Eligible Warehouse Loans” mean loans or other extensions of credit made by a Guarantor pursuant to an Eligible Warehouse Agreement to the borrower or counterparty under such agreement, provided that such loan satisfies the Eligibility Requirements; and provided further that, for the avoidance of doubt, the Eligibility Requirements shall not apply to any mortgage loans or other loans which secure an Eligible Warehouse Loan or are the subject of purchase pursuant to an Eligible Warehouse Agreement).

“European Hedging Account” means, (a) prior to the Account Addition Date, the Existing European Hedging Account and (b) after the Account Addition Date, one or more newly established segregated trust accounts established in the name of the Borrowers in the United Kingdom into which solely proceeds of the European Notes are deposited and each at all times after the Account Addition Date subject to an account control arrangement acceptable to the Lender Agent in its sole discretion.

“European SPV Accounts” means each account held in the name of the Flume No. 8 SPV or the GX II SPE pursuant to the terms of the Flume No. 8 Security Documents or the GX II Security Documents (as applicable).

“First Savings Warehouse Agreement” means, collectively, the First Savings Credit Agreement and the First Savings Repurchase Agreement.

“GMAC Bank” means, collectively, (i) IB Finance Holding Company, (ii) Ally Bank, formerly known as GMAC Bank and (iii) any successor thereto.

“Mortgage Loan” means any first or second lien residential mortgage loan.

“Security Documents” means (a) the Security Agreement, the Omnibus Security Agreement, the Account Control Agreements, the GSAP Indenture Transaction Documents, the Flume No. 8 Security Documents, the GX II Security Documents and the Custody Agreements, (b) any document designated as a Security Document in any Collateral Addition

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Designation Notice and (c) all of the security agreements, pledges, collateral assignments, mortgages, deeds of trust, trust deeds or other instruments evidencing or creating or purporting to create any security interests in favor of the Omnibus Agent or Lender Agent for its benefit and for the benefit of the Lender Parties.

“Underlying Documents” means (a) (i) the First Savings Warehouse Agreement, the Provident Warehouse Agreement and the other Warehouse Facility Documents; (ii) the Flume No. 8 Note, the Flume No. 8 Security Documents and the other Flume No. 8 Facility Documents; (iii) the GSAP Class A-1 Preference Shares, the GSAP Class A-2 Preference Shares and the GSAP Indenture Transaction Documents and (iv) the GX II Note and the GX II Security Documents; and (b) after the applicable Collateral Addition Date, any document designated as an Underlying Document in any Collateral Addition Designation Notice.

(b) The definition of “Financing SPV” in Schedule 1.01 to the Loan Agreement is hereby amended by replacing “the Flume No. 8 SPE” with “the European SPEs”.

SECTION 2.3 Additional Definitions. Each of the parties hereto hereby consents and agrees that Schedule 1.01 to the Loan Agreement shall be amended as of the Amendment Effective Date by adding the following new definitions in the appropriate alphabetical location therein:

“Collateral Disposition Proceeds” means, with respect to an Asset, the net proceeds received by an Obligor from the Collateral Disposition of such Asset.

“Custody Agreement” has the meaning specified in Section 7.01(m).

“Cut-Off Date” means, with respect to a Monthly Report, the last day of the calendar month immediately prior to the month in which such Monthly Report is required to be delivered.

“Equity Investment I” means Equity Investment I, LLC, a Delaware limited liability company.

“European Note” means a Flume No. 8 Note and/or GX II Note (as applicable).

“European Security Documents” means the Flume No. 8 Security Documents or the GX II Security Documents (as applicable).

“First Savings Mortgage Loan” means any mortgage or other loan subject to the First Savings Repurchase Agreement.

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“First Savings Credit Agreement” means the Sixth Amended and Restated Warehousing Credit and Security Agreement dated as of April 1, 2005 between RFC and First Savings Mortgage Corporation, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“First Savings Repurchase Agreement” means the master repurchase agreement entered into between RFC and First Savings Mortgage Corporation in May or June 2009, which agreement (i) provides for repurchase financing of Supporting Assets previously pledged as collateral for the First Savings Credit Agreement and (ii) is more fully described in the related Collateral Addition Designation Notice, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Group A Loans” means US Mortgage Loans designated as Group A Loans in a Mortgage Schedule by the Originators; provided that, once a US Mortgage Loan has been so designated in one Mortgage Schedule it may not be designated as a Group B Loan in a subsequent Mortgage Schedule without the prior written consent of the Lender Agent.

“Group B Loans” means US Mortgage Loans designated as Group B Loans in a Mortgage Schedule by the Originators; provided that, once a US Mortgage Loan has been so designated in one Mortgage Schedule, it may not be designated as a Group A Loan in a subsequent Mortgage Schedule without the prior written consent of the Lender Agent.

“GX II Note” has the meaning ascribed to it in the Security Agreement.

“GX II SPE” has the meaning ascribed to it in the Security Agreement.

“GX II Security Documents” has the meaning ascribed to it in the Security Agreement.

“Mortgage Schedule” means any schedule of mortgage loans delivered by the Obligors in connection with a Collateral Addition Designation Notice in the form of a data tape, CD Rom or other tangible medium identifying for each mortgage loan: (i) the loan number, (ii) the name of the borrower, (iii) the address of the property securing such mortgage loan, (iv) the original principal amount of such mortgage loan and (v) whether such mortgage loan is a Group A Loan or a Group B Loan.

“REO Supplement Date” means a date in the third calendar week of each month selected by the Borrowers.

“REO Supplemental Report” means, at any time, a supplement to the Collateral Value Report delivered with respect to the prior month, setting forth: (i) the Borrowers’ reasonable estimate (after diligent inquiry) of the US Mortgage Loans included in the Collateral that have become REO Property since the Cut-Off Date for such Collateral Value Report through and including the fifteenth day of the month in which such REO Supplemental Report is delivered, and (ii) if such estimate is based on information obtained from fewer than all of the servicers of such Mortgage Loans, a statement as to the percentage of such Mortgage Loan on which such estimate is based and confirmation that such percentage represents a substantial majority of such Mortgage Loans.

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“Scheduled Collections” means, with respect to an Asset, Collections received by an Obligor on such Asset other than Collateral Disposition Proceeds.

“Specified Days” means (i) three (3) Business Days in the case of the European Notes and related Supporting Assets, and (ii) five (5) Business Days in all other cases; provided in either case that such number of days may be increased or decreased by the Lender Agent in its discretion if Assets proposed to be included in the Borrowing Base are of a different category or credit quality, or have different risks (or degrees of risk), than Assets previously included in the Borrowing Base.

“US Mortgage Loan” means a Mortgage Loan (other than a First Savings Mortgage Loan) secured by a lien on real estate located in the United States.

SECTION 2.4 Amendment to Collateral Value Calculations. Schedule 2.04 to the Loan Agreement is hereby replaced with the exhibit attached hereto as Exhibit A.

SECTION 2.5 Amendment to Conditions Precedent to Each Loan. Schedule 5.02 to the Loan Agreement is hereby replaced with the exhibit attached hereto as Exhibit B.

SECTION 2.6 Amendment to Eligibility Requirements. Exhibit A to the Loan Agreement is hereby replaced with the exhibit attached hereto as Exhibit C.

SECTION 2.7 First Savings Repurchase Agreement. The Lender Agent and the Lender waive Sections 7.02(a), (c) and (r) of the Loan Agreement to the extent necessary to permit the First Savings Loan Agreement to be converted, in whole or in part, into the First Savings Repurchase Agreement, provided that such waiver shall become effective only upon the Lender Agent’s delivery of a Collateral Addition Designation Notice with respect thereto.

SECTION 2.8 Collateral Addition Designation Notice. This Agreement shall constitute a Collateral Addition Designation Notice with respect to the equity interest in Equity Investment I and those US Mortgage Loans set forth on the Mortgage Schedule delivered by the Obligors to the Lender Agent and the Omnibus Agent on May 19, 2009 and the foregoing shall, to the extent the foregoing constituting Eligible Assets, constitute Approved Additional Collateral as of the Amendment Effective Date.

ARTICLE III

CONDITIONS TO EFFECTIVENESS

SECTION 3.1 Amendment Effective Date. This Agreement and the provisions contained herein shall become effective as of the Amendment Effective Date.

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SECTION 3.2 Security Documents Amendments. On the Amendment Effective Date, each Obligor shall deliver an original counterpart (or counterparts) of (a) the Second Amendment to Pledge and Security Agreement and Irrevocable Proxy, dated as of the date hereof (the “Security Agreement Amendment”) and (b) the First Amendment to Omnibus Security Agreement and Irrevocable Proxy, dated as of the date hereof, executed by the parties thereto or other evidence satisfactory to the Lender Agent and Omnibus Agent of the execution, delivery and effectiveness thereof.

SECTION 3.3 Account Control Agreements. On or before June 18, 2009, the Obligors shall deliver amendments to already existing Account Control Agreements or new Account Control Agreements, as necessary, relating to the addition of Collateral contemplated by this Agreement, which amendments and new Account Control Agreements shall be in form and substance reasonably acceptable to the Lender Agent and Omnibus Agent.

SECTION 3.4 UCC Financing Statements. On the Amendment Effective Date, proper financing statements (Form UCC-1 or Form UCC-3, as the case may be), shall be filed by the Obligors naming each Borrower, each Guarantor and each Obligor as debtor and the Lender Agent as the secured party, or other, similar instruments or documents, and any other actions under the UCC or any Requirements of Law (including under English law and Dutch law) as are necessary or reasonably requested by the Lender Agent or the Omnibus Agent to perfect the Lender Agent’s and Omnibus Agent’s security interest in the Collateral respectively shall have been taken.

SECTION 3.5 Opinions. On the Amendment Effective Date, the Obligors shall deliver or cause to be delivered opinions of counsel to the Borrowers, the Guarantors and Obligors with respect to the transactions contemplated hereby, which opinions shall be in form and substance satisfactory to the Lender Agent and Omnibus Agent.

SECTION 3.6 Other. On the Amendment Effective Date, the Obligors shall deliver or cause to be delivered such other opinions and documents as the Lender Agent or Omnibus Agent may reasonably request, which opinions and documents will be in form and substance satisfactory to the Lender Agent and Omnibus Agent.

ARTICLE IV

NOTICES, ACKNOWLEDGEMENTS, CONFIRMATION AND REPRESENTATIONS AND WARRANTIES

SECTION 4.1 Notice. Each party hereto hereby acknowledges timely notice of the execution of this Agreement and of the transactions and amendments contemplated hereby. Each party hereto hereby waives any notice requirement contained in the Loan Agreement or the Facility Documents with respect to the execution of this Agreement.

SECTION 4.2 Reservation of Rights. The Borrowers and the Guarantors each hereby acknowledge and agree that none of this Agreement, the making of any loan under the Loan Agreement by GMAC LLC and GMAC LLC’s or the Lender Agent’s consent thereto either before or after the Effective Date shall constitute (w) an approval of the accuracy of all or any portion of any Borrower funding request or related certification, (x) a waiver or forbearance by GMAC LLC or the Lender Agent under any of the Facility

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Documents, (y) the acceptance by any Lender or the Lender Agent of any course of conduct by any Obligor or any other Person or (z) an agreement by GMAC LLC or the Lender Agent to amend any of the Facility Documents without all required approvals or related certification. The Borrowers and the Guarantors each hereby further acknowledge and agree that GMAC LLC and the Lender Agent reserve all rights, remedies and options under the Facility Documents to require either Borrower to satisfy in all respects the conditions relating to the making of any loan under the Facility Documents and each Obligor to perform all of its obligations under the Facility Documents which are then due and owing or are susceptible of performance, as the case may be.

SECTION 4.3 Confirmation of the Facility Documents. The Borrowers, the Guarantors and the Obligors each hereby acknowledge and agree that, except as herein expressly amended, the Loan Agreement and each other Facility Document are each ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms. Without limiting the foregoing, each Obligor reaffirms its grant of a security interest in all the Collateral pledged by it, and agrees that such security interest secures all Obligations. As of the Amendment Effective Date, each reference in the Loan Agreement to “this Agreement” or in any other Facility Document to the “Loan Agreement” shall mean the Loan Agreement as amended by this Agreement, and as hereinafter amended or restated.

SECTION 4.4 Representations and Warranties. By its signature hereto, each Borrower, each Guarantor and each other Obligor hereby represents and warrants that, before and after giving effect to this Agreement, as follows:

(a) Its representations and warranties set forth in the Facility Documents are true and correct as if made on the date hereof, except to the extent they expressly relate to an earlier date; and

(b) No Default has occurred and is continuing.

ARTICLE V

MISCELLANEOUS

SECTION 5.1 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (BUT WITH REFERENCE TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH BY ITS TERMS APPLIES TO THIS AGREEMENT).

SECTION 5.2 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original (whether such counterpart is originally executed or an electronic copy of an original and each party hereto expressly waives its rights to receive originally executed documents) and all of which when taken together shall constitute one and the same agreement.

13	Sixth Amendment to Loan Agreement

SECTION 5.3 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

SECTION 5.4 Entire Agreement. This Agreement, the Loan Agreement and the other Facility Documents embody the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understanding relating to the matters provided for herein.

SECTION 5.5 Captions. The various captions in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.

SECTION 5.6 Severability. If any provision of this Agreement, or the application thereof to any party or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any jurisdiction), the remaining terms of this Agreement, modified by the deletion of the unenforceable invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms of this Agreement so long as this Agreement, as so modified, continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Agreement will not substantially impair the respective expectations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.

SECTION 5.7 SUBMISSION TO JURISDICTION. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY OF MANHATTAN OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY CONSENTS TO PROCESS BEING SERVED IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, OR ANY DOCUMENT DELIVERED PURSUANT HERETO BY THE MAILING OF A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO ITS RESPECTIVE ADDRESS SPECIFIED AT THE TIME FOR NOTICES UNDER THIS AGREEMENT OR TO ANY OTHER ADDRESS OF WHICH IT SHALL HAVE GIVEN WRITTEN OR ELECTRONIC NOTICE TO THE OTHER PARTIES. THE FOREGOING SHALL NOT LIMIT THE ABILITY OF ANY PARTY HERETO TO BRING SUIT IN THE COURTS OF ANY JURISDICTION.

14	Sixth Amendment to Loan Agreement

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

RFC ASSET HOLDINGS II, LLC, as Borrower

By:	/s/ Melissa White
Name:	Melissa White
Title:	Assistant Treasurer

S-1	Sixth Amendment to Loan Agreement

PASSIVE ASSET TRANSACTIONS, LLC, as Borrower

By:	/s/ Melissa White
Name:	Melissa White
Title:	Assistant Treasurer

S-2	Sixth Amendment to Loan Agreement

RESIDENTIAL FUNDING COMPANY, LLC, as Guarantor

By:	/s/ Melissa White
Name:	Melissa White
Title:	Assistant Treasurer

S-3	Sixth Amendment to Loan Agreement

GMAC MORTGAGE, LLC, as Guarantor

By:	/s/ Melissa White
Name:	Melissa White
Title:	Assistant Treasurer

S-4	Sixth Amendment to Loan Agreement

RESIDENTIAL CAPITAL, LLC, as Guarantor

By:	/s/ John M. Peterson
Name:	John M. Peterson
Title:	Assistant Treasurer

S-5	Sixth Amendment to Loan Agreement

GMAC LLC, as Lender Agent and Initial Lender

By:	/s/ David C. Walker
Name:	David C. Walker
Title:	Business Unit Treasury Executive

S-6	Sixth Amendment to Loan Agreement

EXHIBIT A

SCHEDULE 2.04

COLLATERAL VALUE CALCULATIONS

1. Daily Determination. The Collateral Value of the Assets comprising Qualifying Collateral shall be calculated by the Borrower on a daily basis in accordance with Section 2.04 and this Schedule 2.04. Upon such calculation, the Borrowers shall promptly notify the Lender Agent of its calculation of Collateral Value. With respect to any dispute as to whether a particular Asset constitutes Collateral or Qualifying Collateral, or as to whether the documents relating to a particular Assets is in form and substance satisfactory to the Lender Agent, the determination of the Lender Agent shall be conclusive and binding on the Borrowers and the Guarantors absent manifest error. The Carrying Value and the Collateral Value of all Collateral shall be included by the Obligors in each Collateral Value Report and each calculation of the Borrowing Base.

2. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in Schedule 1.01 to the Loan Agreement to which this Schedule 2.04 is attached. In addition, the following terms shall have the meanings as indicated:

3. Collateral Value Calculation. “Collateral Value” means, as at any date of determination and solely with respect to Qualifying Collateral or Supporting Assets for Qualifying Collateral, the sum of:

(a) With respect to the Flume No. 8 Note, the Specified Percentage of (a) the Carrying Value of the Supporting Assets for the Flume No. 8 Note, less (b) the Carrying Value of Supporting Assets that were the subject of a Collateral Disposition since the Cut-Off Date for the last Monthly Collateral Report, plus (c) the Carrying Value of Supporting Assets that were added to Flume in accordance with the Flume No. 8 Security Documents since the Cut-Off Date for the last Monthly Collateral Report; provided that such addition has been approved by the Lender Agent in a Collateral Addition Designation Notice;

(b) With respect to the GSAP Class A-1 Preference Shares and the GSAP Class A-2 Preference Shares, 80% of the Preference Share Value (as defined below) of such shares;

(c) 50% of (a) the Carrying Value of the Eligible Warehouse Loans, less (b) Collections (excluding interest payments) in respect of the Eligible Warehouse Loans since the Cut-Off Date for the last Monthly Collateral Report;

(d) With respect to the GX II Note, the Specified Percentage of (a) the Carrying Value of the Supporting Assets for the GX II Note, less (b) the Carrying Value of Supporting Assets that were the subject of a Collateral Disposition since the Cut-Off Date for the last Monthly Collateral Report, plus (c) the Carrying Value of Supporting Assets that were added to the GX II SPE in accordance with the GX II Security Documents since the Cut-Off Date for the last Monthly Collateral Report; provided that such addition has been approved by the Lender Agent in a Collateral Addition Designation Notice;

Exhibit A-1	Sixth Amendment to Loan Agreement

(e) With respect to the equity of Equity Investment I, (a) the Specified Percentage of the Carrying Value of such equity, less (b) the aggregate amount of Collections received by an Obligor (whether in the form of a dividend, distribution of Collateral Disposition Proceeds, distribution of capital or income or otherwise) in respect of such equity since the Cut-Off Date for the last Monthly Collateral Report, plus (c) if additional Supporting Assets have been acquired by Equity Investment I since such Cut-Off Date and such Supporting Assets have been approved by the Lender Agent for inclusion in the Collateral Value as described below, the Specified Percentage of the increase in the Carrying Value of the equity in Equity Investment I as of a result of the acquisition of such Supporting Assets;

(f) With respect to Group A Loans, (a) the Specified Percentage of the Carrying Value of such Group A Loans, less (b) the Specified Percentage of the Carrying Value of any such Group A Loans (i) subject to a Collateral Disposition since the Cut-Off Date for the last Monthly Report or (ii) for which the Carrying Value has become zero since the Cut-Off Date for the last Monthly Report pursuant to clause (y) of the next sentence below, plus (c) if additional Group A Loans have been designated as Eligible Assets by the Lender Agent in a Collateral Addition Designation Notice since such Cut-Off Date, the Specified Percentage of the Carrying Value of such Group A Loans; plus

(g) With respect to Group B Loans, (a) the Specified Percentage of the Carrying Value of such Group B Loans, less (b) the Specified Percentage of the Carrying Value of any such Group B Loans (i) subject to a Collateral Disposition since the Cut-Off Date for the last Monthly Report or (ii) for which the Carrying Value has become zero since the Cut-Off Date for the last Monthly Report pursuant to clause (y) of the next sentence below, plus (c) if additional Group B Loans have been designated as Eligible Assets by the Lender Agent in a Collateral Addition Designation Notice since such Cut-Off Date, the Specified Percentage of the Carrying Value of such Group A Loans; plus

(h) The Collateral Value of any Approved Additional Collateral, calculated in accordance with the methodology (including any reductions or haircuts to carrying or market value) set forth in the Collateral Addition Designation Notice with respect to such Approved Additional Collateral.

Notwithstanding the foregoing:

(x) At any time the aggregate value included in Collateral Value with respect to any Asset that was not an Eligible Asset as of the Closing Date (in the case of Initial Collateral) or as of the date it became Collateral (in the case of Approved Additional Collateral) shall in each case shall be zero.

Exhibit A-2	Sixth Amendment to Loan Agreement

(y) The aggregate value included in Collateral Value with respect to any US Mortgage Loan shall be zero following the earlier of (i) the end of the month in which such US Mortgage Loan has become an REO Property, and (ii) the day on which such US Mortgage Loan is shown in a Collateral Value Report or REO Supplemental Report as having become REO Property.

(z) The Collateral Value for the equity of Equity Investment I or a Financing SPV shall not be increased due to acquisition of any Asset by such Person unless such Asset is an Eligible Asset proposed to be a Supporting Asset by the Borrower pursuant to Section 7.01(w) and has been approved by the Lender Agent in a Collateral Addition Designation Notice.

4. Preference Share Value Calculation. The “Preference Share Value” with respect to the GSAP Class A-1 Preference Shares, the GSAP Class A-2 Preference Shares shall be calculated as set forth below. All defined terms used below have the meaning set forth in the GSAP Second Amended and Restated Indenture.

The aggregate Preference Share Value of the GSAP Class A-1 Preference Shares and the GSAP Class A-2 Preference Shares shall equal an amount equal to (RB + NP) – IA, when:

RB = the aggregate Receivables Balance of all Eligible Receivables, but only to the extent that such aggregate Receivables Balances relate to the portion of the Advances funded by an Originator out of its own funds, and not using Amount Held for Future Distribution (and not including any Charged-Off Receivable Balance in the Calculation).

NP = the amount of Net Proceeds then on deposit in the Collection and Funding Account, the Principal Reserve Sub-Account and the Note Payment Account.

IA = the aggregate Invested Amount of all Outstanding Notes of all Series as of the opening of business on such date (after giving effect to any required payments on such date, if any).

In calculating the amount set forth in clause (b) above, the parties may rely on the calculations performed with respect to the Borrowing Base Test under the GSAP Second Amended and Restated Indenture.

5. Specified Percentage Determination. “Specified Percentage” means, with respect to any group of Assets, the percentage specified in good faith in the most recent written notice from the Lender Agent to the applicable Obligor, whether such notice is given at the inclusion of such Assets in the Borrowing Base or at any time thereafter. It is understood and agreed that the Lender Agent may give such notice at any time and from time to time in its good faith discretion.

With respect to the US Mortgage Loans identified on the Mortgage Schedule delivered by the Obligors to the Lender Agent on May 19, 2009, the Specified Percentage initially shall be (i) 40% for Group A Loans and (ii) 35% for Group B Mortgage Loans.

Exhibit A-3	Sixth Amendment to Loan Agreement

With respect to Supporting Assets for the Flume No. 8 Notes, the initial Specified Percentage shall be 50%.

With respect to Mortgage Loans that are Supporting Assets for a European Note, it is understood that Mortgage Loans secured by real estate in different countries may have different Specified Percentages, even though such Mortgage Loans are Supporting Assets for a single European Note.

With respect to the equity of Equity Investment I, the initial Specified Percentage shall be 15%.

Exhibit A-4	Sixth Amendment to Loan Agreement

EXHIBIT B

SCHEDULE 5.02

CONDITIONS PRECEDENT TO EACH LOAN

(including, with respect to paragraphs (b)-(e), and (g)-(h) inclusive, to the automatic continuation of a Loan upon the conclusion of an Interest Period)

(a) The Lender Agent shall have received a duly executed copy of the Borrower Funding Request for such Loan in accordance with Section 2.03;

(b) The making of such Loan, and the application of the proceeds thereof, shall not result in the Outstanding Aggregate Loan Amount exceeding the Available Amount;

(c) The making of such Loan, and the application of the proceeds thereof, shall not result in a Borrowing Base Deficiency;

(d) On the applicable Funding Date, the following statements shall be true (and the Borrowers by delivering such Borrower Funding Request shall be deemed to have certified that):

(i) the representations and warranties set of the Obligors in the Facility Documents are true and correct in all material respects on and as of such day as though made on and as of such day and shall be deemed to have been made on such day (except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case, such representation or warranty shall have been true and correct as of such date);

(ii) Each Borrower is in compliance with all covenants set forth in Article VII;

(iii) All conditions precedent to the making of such Loan have been satisfied;

(iv) No Default (other than a Default that would be cured on the requested Funding Date to the extent the requested Loan is made) has occurred and is continuing, or would result from the making or borrowing of such Loan;

(e) The Warehouse Facility Documents and the GSAP Indenture Transaction Documents and, to the extent related to any Collateral then included in the Borrowing Base, the European Security Documents are in full force and effect;

(f) The amount of the initial Loan shall be not less than $25,000,000;

(g) On the proposed Funding Date either the estimated Unrestricted ResCap Liquidity is less than the Unrestricted ResCap Liquidity Threshold or the estimated Consolidated Liquidity is less than the Consolidated Liquidity Threshold;

Exhibit B-1	Sixth Amendment to Loan Agreement

(h) The making of such Loan, and the application of the proceeds thereof, shall result in the Unrestricted ResCap Liquidity being greater or equal to the Unrestricted ResCap Liquidity Threshold and the Consolidated Liquidity being greater or equal to the Consolidated Liquidity Threshold;

(i) The Obligors have maintained all material licenses, business, governmental authorizations and regulatory approvals held by them as of the Closing Date, without the imposition of material changes, conditions or restrictions; and

(j) The Lender Agent shall have received (i) with respect to the Initial Borrower Funding Request, the initial Monthly Collateral Report; and (ii) with respect to any subsequent Borrower Funding Request, a Borrowing Base Report on or prior to the time required by Section 2.03.

Exhibit B-2	Sixth Amendment to Loan Agreement

EXHIBIT C

EXHIBIT A

ELIGIBILITY REQUIREMENTS

Capitalized terms used in this Exhibit A have the meaning set forth in Schedule 1.01 to the Loan Agreement to which the Exhibit A is a part.

An Asset shall be deemed to satisfy the Eligibility Requirements if such Asset meets the following requirements,

(a) each related Contract constitutes a legal, valid and binding obligation of the related Payor, enforceable against the Payor in accordance with its terms and is not subject to any right of rescission, set-off, counterclaim or other defense of the related Payor (except as enforceability may be limited or defenses may arise by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’, mortgagees’ or lessors’ rights in general and general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law);

(b) subject to Approved Exceptions, each related Contract was originated and has been administered in accordance with Applicable Law (including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, warehousing and disclosure laws);

(c) each related Contract was originated by an Obligor or acquired by an Obligor in the ordinary course of business;

(d) subject to Approved Exceptions, each related Contract has been underwritten and serviced by an Obligor in accordance with the Credit and Collection Policies pursuant to (i) documentation acceptable to prudent lending institutions or investors, and (ii) origination practices that are customary for the origination of assets of such type as of the time such Asset was originated;

(e) except with respect to US Mortgage Loans, and subject to Approved Exceptions, such Asset has been selected for inclusion in the Collateral using no selection procedures adverse to the Lender Parties;

(f) the Lender Agent acquired and has good title and a valid and perfected security interest in such Asset, free of any Lien (other than Permitted Liens);

(g) the obligations of the Payor under the related Contract are irrevocable, unconditional and non-cancelable;

Exhibit C-1	Sixth Amendment to Loan Agreement

(h) the related Contract is denominated and payable in Dollars by a Payor in the United States of America or, in the case of a European Note, the currency of the jurisdiction where the real estate securing the related Supporting Assets is located; provided that in the case of any such increase in the aggregate outstanding balance of a European Note, the related European SPV shall have acquired Assets that satisfy the eligibility criteria in the related European Security Documents with a Carrying Value equal to or greater than the amount of such increase;

(i) the related Contract would be characterized as “chattel paper”, an “account”, an “instrument”, a “general intangible” or “investment property” under the UCC;

(j) the pledge of the Asset or any interest therein by the relevant Obligor to the Lender Agent does not require the consent of any Person that has not been obtained and does not otherwise violate the terms of any other agreement binding on the Obligors;

(k) such Asset is not subject to an offer of exchange or tender by its issuer or by any other Person for securities or any other type of consideration other than cash, and such Asset does not provide at any time over its life of the payment of any amounts due to be made by delivery of an equity security or mandatory conversion into an equity security;

(l) either (i) no payments of principal or interest on such security are subject to withholding taxes imposed by any jurisdiction or (ii) if any such payments are subject to withholding tax imposed by any jurisdiction, the obligor thereunder is required to make “gross-up” payments that cover the full amount of any such withholding tax on an after-tax basis;

(m) either (i) future advances are not required to be made by the holder of such Asset, or (ii) if future advances are required to be made, the Obligors have adequate means with which to make future advances;

(n) the related Payor is organized or incorporated under the laws of a country that does not impose foreign exchange restrictions effectively limiting the availability or use of U.S. Dollars to make scheduled payments of principal or interest on such Asset;

(o) except with respect to the GSAP Class A-1 Preference Shares, the GSAP Class A-2 Preference Shares and the equity in Equity Investments I or a Financing SPV, such Asset requires the payment of a fixed amount of principal in cash no later than its stated maturity or termination date, and such Asset is not callable for less than its face amount;

(p) such Asset is not an operating lease or financing by a debtor-in-possession in an insolvency proceeding;

(q) the terms of such Asset have not been impaired, waived, altered or modified in any respect, except (i) in accordance with the Credit and Collection Policy with a view to maximizing the Value of such Asset, (ii) as required by Applicable Law,

Exhibit C-2	Sixth Amendment to Loan Agreement

(iii) pursuant to the conversion of the First Security Credit Agreement, in whole or in part, to the First Security Repurchase Agreement as contemplated by the related Collateral Addition Designation Notice, and (iv) as are permitted with respect to an Asset by Approved Exceptions;

(r) if such Asset is a Mortgage Loan, the related mortgage has not been satisfied, canceled, subordinated or rescinded and the related mortgage property has not been released from the lien of the mortgage;

(s) in the case of an Asset that is an Incremental Advance, the related Obligor reasonably believes that it is contractually obligated to make such advance or that such advance is necessary to maximize its recovery on the related collateral; and

(t) if such Asset is a US Mortgage Loan, (i) such Asset has been identified to be pledged as Collateral under this Agreement in a Mortgage Schedule provided by the related Obligor to the Lender Agent, (ii) the Obligor has marked its books and record to indicate that such Mortgage Loan has been pledged to the Lender Agent, and (iii) such Asset has been approved by the Lender Agent as an Eligible Asset prior to the initial inclusion of such Asset in the Borrowing Base.

Exhibit C-3	Sixth Amendment to Loan Agreement